UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2018

CHINA COMMERCIAL CREDIT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415-2351 Zhen Building, Yong An Street, Taishitun Town, Miyun District, Beijing Province People’s Republic of China
(Address of principal executive offices)

86-010-59441080

(Issuer’s telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed on June 25, 2018, on June 19, 2018, China Commercial Credit, Inc. (the “Company”),HK Xu Ding Co, Limited, a private limited company duly organized under the laws of Hong Kong (the “Purchaser”) and CCCR International Investment Ltd., a business company incorporated in the British Virgin Islands with limited liability (“CCC BVI”) entered into certain Share Purchase Agreement (the “Purchase Agreement”) pursuant to which the Purchaser agreed to purchase CCC BVI in exchange of cash purchase price of $500,000. The transaction contemplated by the Purchase Agreement is hereby referred as Disposition.

On July 10, 2018, the parties completed all the share transfer registration procedure as required by the laws of British Virgin Islands and all the other closing conditions have been satisfied, as a result, the Disposition contemplated by the Purchase Agreement is completed.

Upon completion of the Disposition, the Company’s sole business became the leasing of used luxurious car carried out by the Company’s VIE entity, Beijing Youjiao Technology Limited (“Beijing Youjiao”).

Item 8.01	Other Events

The used luxurious car business is conducted under the brand name “Batcar” by Beijing Youjiao. Beijing Youjiao has purchased 6 luxurious cars including Ferrari, Mai Karen, Martha Lahti, Tesla and Land Rover. The total asset value of cars is over $1.5 million. Since the inception of this business in May, Beijing Youjiao has generated nearly $63,000 in revenue.

These luxurious cars are purchased from used luxury car dealers after being hand-picked and negotiated by our specialists who has years of experience in luxurious car dealership. Our customers are mainly high net worth individuals who have special preferences for luxurious cars. The term of the lease could be as short as one day or as long as two months and choose to pay daily or monthly. Daily rental varies from $300 to $1,200.

We market our services via online or offline channels. Currently we have one store in Beijing, China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2018	CHINA COMMERCIAL CREDIT, INC.

	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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